Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Rentech Nitrogen Partners, L.P.
Los Angeles, California
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2011, with respect to the financial statements of Rentech Energy Midwest Corporation, which appears in Rentech Nitrogen Partners, LP’s prospectus filed pursuant to Rule 424(b) in connection with its Registration Statement on Form S-1 (No. 333-176065).
/s/ Ehrhardt Keefe Steiner & Hottman PC
November 14, 2011
Denver, Colorado